Exhibit 99.1

Stryve Foods, Inc. Announces New and Expanded Distribution with Leading Retailers Including BJ’s Wholesale Club and Previews Preliminary Q3 2024 Select Financial Metrics

FRISCO, Texas, October 10, 2024 — Stryve Foods, Inc. (“Stryve” or “the Company”) (NASDAQ: SNAX), a pioneer in creating healthy and convenient protein snacks, today announced new and expanded distribution wins with a range of marquee retailers, reflecting the growing consumer demand for its healthy, high-protein snack brands, including Stryve, Vacadillos, and Kalahari.

This announcement follows the successful completion of a product rotation in Costco’s Southeast Region during the second quarter, which contributed significantly to the Company’s momentum in the club channel. Building on this momentum, Stryve is excited to share that its products are now available in select BJ’s Wholesale Club (“BJ’s”) locations. BJ’s represents an important achievement for the Company as it continues to expand its footprint in the wholesale club space, providing members with access to Stryve’s high-quality, better-for-you snacks.

“We are thrilled to deepen our relationship with club retailers like BJ’s Wholesale Club, especially following the success we’ve had with Costco in the Southeast,” said Chris Boever, CEO of Stryve Foods, Inc. “Our brands—Stryve, Vacadillos, and Kalahari—are all seeing impressive growth in retail velocity, consistently outpacing the broader meat snack category. We believe this momentum, paired with our focus on superior product attributes and strong consumer demand, positions us well to continue securing new distribution opportunities, driving quality growth.”

In addition to BJ’s, Stryve has recently secured new distribution with other prominent retailers across several channels of trade, including Circle K Coastal, Wawa, Lowe’s Grocery, Dierbergs, TrueNorth, G&M, Homeland, SPINX, Rotten Robbies, Global Partners, and Leiszler Oil. These new placements bring the Company’s premium air-dried snacks to even more consumers nationwide.

The Company has also expanded distribution with several existing retail partners, which is another indicator of how well the Company’s brands are performing with consumers when on shelf at retail. Retailers who have recently expanded distribution of the Company’s products include Sprouts, CVS, QuikChek, The Fresh Market, NCD, SPECS, Jimbo’s, and Hot Spot among others. This increased presence will further strengthen Stryve’s position in the marketplace, helping more consumers discover and enjoy its better-for-you meat snacks.

Preliminary Q3 2024 Select Financial Metrics1

Stryve is also pleased to share preliminary insights into its third quarter 2024 performance. Based on initial data, the Company expects net sales for Q3 to reflect year-over-year growth of 30% to 35%, driven primarily by increased retail consumption of its products. Similar to Q2’24, these preliminary topline results for Q3 were partially constrained as the demand for the Company’s products outstripped the Company’s ability to supply them due to working capital constraints. In addition to the topline, Stryve anticipates a meaningful year-over-year improvement in gross margin for the quarter, despite facing higher beef prices compared to the prior year.

“Our ability to deliver strong sales growth, despite our liquidity constraints, while maintaining margin improvement, even in a challenging inflationary environment, underscores the strength of our strategy and the value of our differentiated product offerings,” added Boever. “We are confident that this momentum will translate into continued distribution gains resulting in meaningful revenue growth—a key component of our path to profitability. We believe that the capital we are raising will allow us to deliver on that promise.”

Stryve’s unique air-dried snacks continue to resonate with consumers seeking high-protein, better-for-you alternatives. With zero grams of sugar, no artificial ingredients, and more protein per ounce than traditional beef jerky, Stryve’s brands offer a clean, delicious option for today’s health-conscious shoppers. The Company remains committed to its mission of helping Americans snack better, and this latest round of retail partnerships is a testament to the appeal of its products.

1 These estimates represent the most current information available to management and could change. Our third quarter financial closing and financial statement preparation process has not been completed. As a result, our actual financial results could be different, and those differences could be material.

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About Stryve Foods, Inc.

Stryve is a premium air-dried meat snack company that is conquering the intersection of high protein, great taste, and health under the brands of Braaitime, Kalahari, Stryve, and Vacadillos. Stryve sells highly differentiated healthy snacking and food products in order to disrupt traditional snacking and CPG categories. Stryve’s mission is “to help Americans eat better and live happier, better lives.” Stryve offers convenient products that are lower in sugar and carbohydrates and higher in protein than other snacks and foods. Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar*, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today. Stryve also markets and sells human-grade pet treats under the brands Two Tails and High Steaks, made with simple, all-natural ingredients and 100% real beef with no fillers, preservatives, or by-products.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, convenience store, mass merchants, and other retail outlets, as well as directly to consumers through its ecommerce websites and through the Amazon and Walmart platforms. For more information about Stryve Foods, Inc., visit www.ir.stryve.com.

* All Stryve Biltong and Vacadillos products contain zero grams of added sugar, with the exception of the Chipotle Honey flavor of Vacadillos, which contains one gram of sugar per serving.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “will”, “would”, “could”, “intend”, “aim”, “believe”, “anticipate”, “continue”, “target”, “milestone”, “expect”, “estimate”, “plan”, “outlook”, “objective”, “guidance” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including, but not limited to, statements regarding Stryve’s expected results for the third quarter of 2024, statements regarding Stryve’s plans, strategies, objectives, targets and expected financial performance. These forward-looking statements reflect Stryve’s current views and analysis of information currently available. This information is, where applicable, based on estimates, assumptions and analysis that Stryve believes, as of the date hereof, provide a reasonable basis for the information and statements contained herein. These forward-looking statements involve various known and unknown risks, uncertainties and other factors, many of which are outside the control of Stryve and its officers, employees, agents and associates. These risks, uncertainties, assumptions and other important factors, which could cause actual results to differ materially from those described in these forward-looking statements, include: (i) the inability to achieve profitability due to commodity prices, inflation, supply chain interruption, transportation costs and/or labor shortages; (ii) the ability to meet financial and strategic goals, which may be affected by, among other things, competition, supply chain interruptions, the ability to pursue a growth strategy and manage growth profitability, maintain relationships with customers, suppliers and retailers and retain its management and key employees; (iii) the risk that retailers will choose to limit or decrease the number of retail locations in which Stryve’s products are carried or will choose not to carry or not to continue to carry Stryve’s products; (iv) the possibility that Stryve may be adversely affected by other economic, business, and/or competitive factors; (v) the effect of the COVID-19 pandemic on Stryve; (vi) the possibility that Stryve may not achieve its financial outlook; (vii) risks around the Company’s ability to continue as a going concern and (viii) other risks and uncertainties described in the Company’s public filings with the SEC. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those projections and forward-looking statements are based.

Investor Relations Contact:

Investor Relations

ir@stryve.com

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